EXHIBIT j.

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 13, 2004, relating to the financial statements and financial highlights which appears in the June 30, 2004 Annual Report to Shareholders of the Phoenix Equity Trust (formerly the Phoenix-Aberdeen Worldwide Opportunities Fund), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.





/s/PricewaterhouseCoopers LLP

Boston, Massachusetts
October 21, 2004